                                                                   Exhibit 10.43


                                 PROMISSORY NOTE

                                   (Term Note)

$6,000,000.00                                                     March 13, 2003


      FOR VALUE RECEIVED, on or before the Maturity Date the undersigned, WHITE ELECTRONIC DESIGNS CORPORATION, an Indiana corporation ("Borrower"), does hereby unconditionally promise to pay to the order of BANK ONE, NA ("Bank"), a national banking association with its main office in Chicago, Illinois, at Post Office Box 71, Phoenix, Arizona, 85001, Attention: Commercial Banking Dept. AZ1-1178, the principal amount of SIX MILLION AND NO/100 DOLLARS ($6,000,000.00) ("Total Principal Amount"), or such amount less than the Total Principal Amount which is outstanding from time to time if the total amount outstanding under this Promissory Note ("Term Note") is less than the Total Principal Amount, in lawful money of the United States of America, together with interest on the Total Principal Amount until paid at the rates per annum, provided below.

      1. Definitions. For purposes of this Term Note, unless the context otherwise requires, the following terms shall have the definitions assigned to such terms as follows:

      "Adjusted LIBOR Rate" shall mean with respect to each Interest Period, on any day thereof an amount equal to the sum of (i) one and one-half percent (1.5%), plus, (ii) the quotient (rounded upward to the nearest 1/100 of one percent) of (a) the LIBOR Rate with respect to such Interest Period, divided by
(b) the remainder of 1.0 less the Reserve Requirement in effect on such day. Each determination by Bank of the Adjusted LIBOR Rate shall, in the absence of manifest error, be conclusive and binding.

      "Adjusted Prime Rate" shall mean a rate equal to the Prime Rate.

      "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which Bank is authorized to be closed.

      "Consequential Loss" shall mean, with respect to Borrower's payment of all or any portion of the then-outstanding principal amount of any LIBOR Balance on a day other than the last day of the Interest Period related thereto, any loss, cost or expense incurred by Bank in redepositing such principal amount, including the sum of (i) the interest which, but for such payment, Bank would have earned in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced, if Bank is able to redeposit such principal amount so paid for the balance of such Interest Period, by the interest earned by Bank as a result of so redepositing such principal amount plus (ii) any expense or penalty incurred by Bank on redepositing such principal amount.

      "Contract Rate" shall mean a rate of interest based upon the Adjusted LIBOR Rate or Adjusted Prime Rate in effect at any time pursuant to an Interest Notice.

      "Default" shall mean the occurrence of an "Event of Default" as defined in the Loan Agreement.

                                                                   Exhibit 10.43


      "Dollars" shall mean lawful currency of the United States of America.

      "Excess Interest Amount" shall mean, on any date, the amount by which (i) the amount of all interest which would have accrued prior to such date on the principal of this Term Note, had the applicable Contract Rate at all times been in effect without limitation by the Maximum Rate, exceeds (ii) the aggregate amount of interest accrued on this Term Note on or prior to such date.

      "Extension Conditions" shall mean:

            (i) Borrower at least sixty (60) days prior to the commencement of the extension period shall have given Bank written notice that Borrower desires such extension;

            (ii) Bank, in its reasonable discretion, shall have determined that there has been no material adverse change in the financial condition of Borrower or any Guarantor; and

            (iii) No Default shall have occurred and be continuing.

      "Interest Notice" shall mean the notice given by Borrower to Bank of the Interest Option selected hereunder. Each Interest Notice shall specify the Interest Option selected, the amount of the unpaid principal balance of this Term Note to bear interest at the rate selected and, if the Adjusted LIBOR Rate is specified, the length of the applicable Interest Period. An Interest Notice may be written or oral (if promptly confirmed thereafter in writing) and Bank is hereby authorized and directed to honor all telephonic Interest Notices from any officer of Borrower authorized to request advances under the Loan Agreement.

      "Interest Option" shall have the meaning assigned to such term in paragraph 7 hereof.

      "Interest Payment Date" shall mean the first Business Day of each calendar month commencing on April 1, 2003, and continuing on the first Business Day of each successive calendar month thereafter, and the Maturity Date.

      "Interest Period" shall mean, with respect to the LIBOR Balance, a period commencing on the first Business Day of a calendar month for which, pursuant to an Interest Notice, the principal amount of such LIBOR Balance begins to accrue interest at the Adjusted LIBOR Rate, and ending one month thereafter, provided that any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

      "LIBOR Balance" shall mean the principal balance of this Term Note which, pursuant to an Interest Notice, bears interest at a rate based upon the Adjusted LIBOR Rate for the Interest Period specified in such Interest Notice.

      "LIBOR Business Day" shall mean a Business Day on which dealings in Dollars are carried out in the London interbank eurodollar market.

      "LIBOR Rate" shall mean, with respect to any LIBOR Balance for the Interest Period applicable thereto, the offered rate for the period equal to or next greater than such Interest


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
                                                                   Exhibit 10.43

Period for U.S. Dollar deposits of not less than $1,000,000.00 as of 11:00 a.m. City of London, England time two (2) LIBOR Business Days prior, to the first day of the Interest Period as shown on the display designated as "British Bankers Association Interest Settlement Rate" on Reuters for the purpose of displaying such rate. In the event that such rate is not available on Reuters, then such offered rate shall be otherwise independently determined by Bank for any alternate, substantially similar independent source available to Bank or shall be calculated by Bank by a substantially similar methodology as that theretofore used to determine such offered rate.

      "Loan Agreement" shall mean that certain Amended and Restated Loan and Security Agreement dated January 7, 2000, executed by and between Bank and Borrower, as amended from time to time.

      "Loan Documents" shall have the meaning assigned to such term in the Loan Agreement.

      "Maturity Date" shall mean March 13, 2008, or if Borrower satisfies the Extension Conditions, March 13, 2010.

      "Maximum Rate" shall mean the maximum nonusurious interest rate, if any, that at any time, or, from time to time, may be contracted for, taken, reserved, charged, or received on the Loans under the laws which are presently in effect of the United States and the State of Arizona applicable to Bank and such indebtedness or, to the extent permitted by law, under such applicable laws of the United States or the State of Arizona which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. To the extent federal law permits Bank to contract for, charge or receive a greater amount of interest, Bank will rely on federal law, instead of the laws of the State of Arizona, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Act or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

      "Prime Rate" shall mean the per annum rate of interest publicly announced by Bank from time to time as its "prime or base rate." Any change in an interest rate resulting from a change in the Prime Rate shall become effective on the day such change is announced by Bank. The Prime Rate is a reference used by Bank in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

      "Prime Rate Balance" shall mean that portion of the principal balance of this Term Note bearing interest at a rate based upon the Adjusted Prime Rate.

      "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

      "Reserve Requirement" shall, on any day, mean that percentage (expressed as a decimal fraction) which is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) for determining the reserve requirements (including without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or


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                                                                   Exhibit 10.43


under any similar or successor regulation. For purposes of this definition, any LIBOR Balances hereunder shall be deemed "Eurocurrency liabilities" under Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D. Bank's determination of the Reserve Requirement shall be conclusive absent manifest error.

      2. Payments of Interest and Principal.

             (a) Accrued and unpaid interest on the unpaid principal balance of this Term Note shall be due and payable on each Interest Payment Date.

             (b) Payment of principal of this Term Note shall be due and payable on the first Business Day of each calendar month, commencing on April 1, 2003, in an amount sufficient to fully amortize the original principal balance of this Term Note over 180 equal monthly payments.

             (c) If not earlier due and payable, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts due and payable hereunder shall be due and payable in full on the Maturity Date.

       3. Nature of Indebtedness; Payments. No amounts paid on this Term Note may be reborrowed. All payments of the indebtedness evidenced by this Term Note and by any of the other Loan Documents shall be applied first to any accrued but unpaid interest then due and payable hereunder or thereunder and then to the principal amount outstanding hereunder or thereunder. All payments and prepayments of principal of or interest on this Term Note shall be made in lawful money of the United States of America, at the address of Bank indicated above, or such other place as the holdings of this Term Note shall designate in writing to Borrower. If any payment of principal of or interest on this Term Note shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and any such extension of time shall be included, in computing interest in connection with such payment.

       4. Rates of Interest. The unpaid principal of the Prime Rate Balance shall bear interest at a rate per annum which shall from day to day be equal to the lesser of (i) the Adjusted Prime Rate in effect from day to day, or (ii) the Maximum Rate. The unpaid principal of each LIBOR Balance shall bear interest at a rate per annum which shall from day to day be equal to the lesser of (i) the Adjusted LIBOR Rate for the Interest Period in effect with respect to such LIBOR Balance, or (ii) the Maximum Rate. Each change in the interest rate applicable to a Prime Rate Balance shall become effective without prior notice to Borrower automatically as of the day any change in the Prime Rate is announced by Bank. Interest on this Term Note shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days.

       5. Interest Recapture. If on each Interest Payment Date or any other date on which interest payments are required hereunder, Bank does not receive interest on this Term Note computed at the Contract Rate because such Contract Rate exceeds or has exceeded the Maximum Rate, then Borrower shall, upon the written demand of Bank, pay to Bank in addition to the interest otherwise required to be paid hereunder, on each Interest Payment Date thereafter, the Excess Interest Amount (calculated as of such later Interest Payment Date); provided that in


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

                                                                   Exhibit 10.43

no event shall Borrower be required to pay, for any Interest Period, interest at a rate exceeding the Maximum Rate effective during such period.

      6. Interest on Past Due Amounts. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuation of a Default and at maturity, whether by acceleration or otherwise, all principal of this Term Note shall, at the option of Bank and after notice to Borrower, bear interest at the "Default Rate" set forth in the Loan Agreement.

      7. Interest Option. Subject to the provisions hereof, Borrower shall have the option (an "Interest Option") of designating the entire unpaid principal balance of this Term Note to bear interest at a rate based upon the Adjusted LIBOR Rate or Adjusted Prime Rate as provided in paragraph 4 hereof, provided, however, that the selection of the Adjusted LIBOR Rate for a particular Interest Period shall not be for less than the greater of $500,00000 or the entire unpaid principal. Each Interest Option shall be exercised in the manner provided below.

             (i) At Time of Borrowing. At the time of the advance of the principal hereof to Borrower, the principal hereof shall bear interest at a rate based upon the Adjusted Prime Rate and, constitute a Prime Rate Balance until such time as Borrower gives Bank an Interest Notice in accordance with the terms hereof.

             (ii) At Expiration of Interest Periods. At least two (2) LIBOR Business Days prior to the termination of any Interest Period, Borrower shall give Bank an Interest Notice indicating the Interest Option to be applicable to the corresponding LIBOR Balance upon the expiration of such Interest Period. If the required Interest Notice shall not have been timely received by Bank prior to the expiration of the then-relevant Interest Period, Borrower shall be deemed to have selected a rate based upon the Adjusted Prime Rate to be applicable to such LIBOR Balance upon the expiration of such Interest Period and to have given Bank notice of such selection.

             (iii) Conversion From Adjusted Prime Rate. During any period in which the principal hereof bears interest at a rate based upon the Adjusted Prime Rate, Borrower shall have the right, on first day of the next month, the "Conversion Date"), to convert the principal amount from the Prime Rate Balance to a LIBOR Balance by giving Bank an Interest Notice of such selection at least two (2) LIBOR Business Days prior to such Conversion Date.

An Interest Notice may be written or oral and Bank is hereby authorized and directed to honor all telephonic Interest Notices hereunder. Borrower agrees to indemnify and hold Bank harmless from any loss or liability incurred by Bank in connection with honoring any telephonic or other oral Interest Notices. All written Interest Notices are effective only upon receipt by Bank. Each Interest Notice shall be irrevocable and binding upon Borrower.

      8. Special Provisions for LIBOR Pricing.

             (a) Inadequacy of LIBOR Loan Pricing. If Bank determines that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in Dollars (in the applicable amounts) are not being offered to United States



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                                                                   Exhibit 10.43


             financial institutions in the interbank eurodollar market for such Interest Period, or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to Bank of making or maintaining a LIBOR Balance for the applicable Interest Period, Bank shall forthwith give notice thereof to Borrower, whereupon until Bank notifies Borrower that the circumstances giving rise to such suspension no longer exist, (i) the right of Borrower to select an Interest Option based upon the LIBOR Rate shall be suspended, and (ii) Borrower shall be deemed to have converted each LIBOR Balance to the Prime Rate Balance in accordance with the provisions hereof on the last day of the then-current Interest Period applicable to such LIBOR Balance.

             (b) Illegality. If the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Bank to make or maintain a LIBOR Balance, Bank shall so notify Borrower. Upon receipt of such notice, Borrower shall be deemed to have converted any LIBOR Balance to the Prime Rate Balance, on either (i) the last day of the then-current interest Period applicable to such LIBOR Balance if Bank may lawfully continue to maintain and fund such LIBOR Balance to such day, or (ii) immediately, if Bank may not lawfully continue to maintain such LIBOR Balance to such day.

      9. Loan Agreement. This Term Note is subject to the terms and provisions of the Loan Agreement, which is incorporated herein by reference for all purposes. Among other things, the Loan Agreement limits the maximum principal amount outstanding under this Term Note. The holder of this Term Note is entitled to the benefits provided in the Loan Agreement.

      10. Prepayments; Consequential Loss. Any prepayment made hereunder shall be made together with all interest accrued but unpaid on this Term Note through the date of such prepayment. Contemporaneously with each prepayment of principal, Borrower shall give Bank written or oral notice indicating whether such prepayment is to be applied to the Prime Rate Balance or a particular LIBOR Balance. If such notice is not timely received by Bank, Borrower shall be deemed to have selected to prepay the Prime Rate Balance and, if any sums remain after satisfying all of the Prime Rate Balance, the remaining sums shall be applied to the next maturing LIBOR Balances. Borrower agrees to indemnify and hold Bank harmless from any loss or liability incurred by Bank in connection with honoring telephonic or other oral notices indicating how a prepayment is to be applied. If Borrower makes any payment of principal with respect to any LIBOR Balance on any day prior to the last day of the Interest Period applicable to such LIBOR Balance, Borrower shall reimburse Bank on demand the Consequential Loss incurred by Bank as a result of the timing of such payment. A certificate of Bank setting forth the basis for the determination of a Consequential Loss shall be delivered to Borrower and shall, in the absence of manifest error, be conclusive and binding as to such determination and amount.

      11. Additional Costs. Borrower agrees to pay to Bank all Additional Costs (hereinafter defined) within ten (10) days of receipt by Borrower from Bank of a statement


                                      -6-
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                                                                   Exhibit 10.43


      setting forth the amount or amounts due and the basis for the determination from time to time of such amount or amounts, which statement shall be conclusive and binding upon Borrower absent manifest error. Failure on the part of Bank to demand compensation for any Additional Costs in any Interest Period shall not constitute a waiver of Bank's right to demand compensation for any Additional Costs incurred during any such Interest Period or in any other subsequent or prior Interest Period. The term "Additional Costs" shall mean such additional amount or amounts as Bank shall reasonably determine will compensate Bank for actual costs incurred by Bank in maintaining LIBOR Rates on the LIBOR Balances or any portion thereof as a result of any change, after the date of this Term Note, in applicable law, rule or regulation or in the interpretation or administration thereof by, or the compliance by Bank with any request or directive from, any domestic or foreign governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) or by any domestic or foreign court changing the basis of taxation of payments to Bank of the LIBOR Balances or interest on the LIBOR Balances or any portion thereof at an Adjusted LIBOR Rate or any other fees or amounts payable under this Term Note or the Loan Agreement (other than taxes imposed on all or any portion of the overall net income of Bank by any federal, state, local or municipal governmental unit), or imposing, modifying or applying any reserve, special deposit or similar requirement against assets of, deposits, with or for the account of, credit extended by, or any other acquisition of funds for loans by Bank, or imposing on Bank, as the case may be, or on the London interbank market any other condition affecting this Term Note, the Loan Agreement or the LIBOR Balances so as to increase the cost of Bank making or maintaining LIBOR Balances or any portion thereof or to reduce the amount of any sum received or receivable by Bank under this Term Note or the Loan Agreement (whether of principal, interest or otherwise), by an amount deemed by Bank in good faith to be material, but without duplication for the Reserve Requirement.

      12. Legal Fees. If this Term Note is placed in the hands of any attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrower agrees to pay all costs of collection including, but not limited to, court costs and, reasonable attorneys' fees.

      13. Waivers. Borrower and each surety, endorser, guarantor and any other party ever liable for payment of any sums of money payable on this Term Note, jointly and severally waive presentment and demand for payment, protest, notice of protest, intention to accelerate, acceleration and non-payment, or other notice of default, and agree that their liability under this Term Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Term Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes; provided, however, except as provided in paragraph 15 hereof, this Term Note may not be amended or modified except by a written instrument signed by Borrower and the holder hereof.

      No waiver by Bank of any of its rights or remedies hereunder or under any other document evidencing or securing this Term Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Bank; no delay or omission in the exercise or enforcement by Bank of any rights or remedies shall ever be construed as a waiver of any right


                                      -7-
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                                                                   Exhibit 10.43

or remedy of Bank; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Bank.

      14. Remedies. Upon the occurrence of any Default, the holder hereof may, at its option, (i) declare the entire unpaid balance of principal and accrued but unpaid interest on this Term Note to be immediately due and payable, (ii) foreclose all liens securing payment hereof, (iii) pursue any and all other rights, remedies and recourse available to the holder hereof, including but not limited to, any such rights, remedies or recourse under the Loan Documents, at law or in equity, or (iv) pursue any combination of the foregoing.

      15. Usury. This Term Note and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all, times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Term Note if the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Term Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Term Note, or if Bank's exercise, of the option to accelerate the maturity of this Term Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and Bank that all excess amounts theretofore collected by Bank be credited on the principal balance of this Term Note (or, if this Term Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrower), and the provisions of this Term Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Bank under this Term Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

      16. Choice of Law. This Term Note is being executed and delivered, and is intended to be performed in the State of Arizona. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Arizona shall govern the validity, construction, enforcement and interpretation of this Term Note.



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                                                                   Exhibit 10.43

                             WHITE ELECTRONIC DESIGNS CORPORATION



                             By:
                                ------------------------------------------------
                             Name:         Hamid R. Shokrgozar
                             Title:        President and CEO



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